Exhibit 21.1
Subsidiaries of Registrant as of March 21, 2025

Name:                    Star Real Estate Holdings USA, Inc.
State of Incorporation:     Delaware

Name:     56 Mechanic Falls Road, LLC
State of Incorporation:     Delaware

Name:     106 Bremer Ave, LLC
State of Incorporation:     Delaware

Name:     Star Construction Holdings, Inc.
State of Incorporation:     Minnesota

Name:     KBS Builders, Inc.
State of Incorporation:     Delaware

Name:     KBS Logistics, LLC.
State of Incorporation:     Delaware

Name:     EdgeBuilder, Inc.
State of Incorporation:     Delaware

Name:     Glenbrook Building Supply, Inc.
State of Incorporation:     Delaware

Name:     Timber Technologies Solutions, Inc.
State of Incorporation:     Delaware

Name:     Alliance Drilling Solutions, Inc.
State of Incorporation:     Delaware

Name:     Alliance Drilling Tools, LLC.
State of Incorporation:     Wyoming

Name:     Star Value Investments, LLC
State of Incorporation:     Delaware

Name:     Star Equity Fund GP, LLC
State of Incorporation:     Delaware

Name:     Star Equity Fund, LP
State of Incorporation:     Delaware

Name:     Star Investment Management, LLC
State of Incorporation:     Connecticut

Name:     Star Equity Investment Holdings, LLC
State of Incorporation:     Delaware